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                                                            EXHIBIT II
                                                     Lindsay Manufacturing Co.
                                          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                 For the three months and nine months ended May 31, 1996 and 1995
                                          (Dollars in thousands except per share amounts)
                                                            (Unaudited)
                                          ---------------------------------------

COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                    Three Months Ended                     Nine Months Ended
                                               -------------------------------      -------------------------------

                                                   May             May                   May              May
                                                   1996            1995                  1996             1995
                                               -----------     ------------         -----------        ------------
1.  Weighted average shares outstanding . .     6,453,147         6,789,681           6,450,570          6,905,961
2.  Net additional shares outstanding
       assuming dilutive stock options
       exercised and proceeds used to
       purchase treasury stock. . . . . . .       351,040           238,290             310,832            228,957
                                               ----------      ------------         -----------        -----------
3.  Average number of common and common
      equivalent shares outstanding . . . .     6,804,187         7,027,971           6,771,402          7,134,918
                                             ============      ============         ===========        ===========
4.  Net earnings for per share computation   $      5,719      $      4,839         $    14,010        $     9,841
                                             ============      ============         ===========        ===========
5.  Net earnings per average common and
       common equivalent shares outstanding  $       0.84      $       0.69         $      2.05        $      1.38
                                             ============      ============         ===========        ===========

COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS



                                                    Three Months Ended                     Nine Months Ended
                                               -------------------------------      -------------------------------

                                                   May             May                   May              May
                                                   1996            1995                  1996             1995
                                               -----------     ------------         -----------        ------------

1.  Weighted average shares outstanding . .     6,453,147         6,789,681           6,460,570          6,905,961
2.  Net additional shares outstanding
       assuming dilutive stock options
       exercised and proceeds used to
       purchase treasury stock. . . . . . .       368,002           244,334             368,002            231,783
                                               ----------      ------------         -----------        -----------
3.  Average number of common and common
      equivalent shares outstanding . . . .     6,821,149         7,034,015           6,828,572          7,137,744
                                             ============      ============         ===========        ===========
4.  Net earnings for per share computation   $      5,719      $      4,839         $    14,010        $     9,841
                                             ============      ============         ===========        ===========
5.  Net earnings per average common and
       common equivalent shares outstanding  $       0.84      $       0.69         $      2.05        $      1.38
                                             ============      ============         ===========        ===========



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